AMENDMENT NO. 3 TO FUND AGREEMENT

This Amendment ("Amendment") is made and entered into as of the 27th day of October, 2006 between Nationwide Financial Services, Inc., a Delaware corporation, on behalf of its subsidiaries and affiliates listed on Exhibit A (individually or collectively, "NFS"), Rydex Variable Trust, a Delaware business trust (the "Trust"), and Rydex Distributors, Inc., a Maryland corporation (the "Distributor"), and amends the Fund Agreement dated as of September 10, 2001, as amended ( the "Agreement").

WHEREAS, the parties to the Agreement desire to revise Exhibit A to include trust/custodial accounts offered by NFS as funding vehicles to Plans.

WHEREAS, the parties to the Agreement desire to revise the fees payable for services provided by NFS to Plans effective December I, 2006 to all assets in new Plans; and

NOW, THEREFORE, the parties agree as follows:

I .	Exhibit A of the Agreement is deleted in its entirety and replaced with the attached Exhibit A.

2. The fee payment table in Exhibit C Services Provided by NFS to Plans, numerical paragraph 9, shall be replaced with the following fee payment table:

The fee for the above services shall be based on the aggregate Plan assets invested in the Other Rydex Funds as follows:

Collective Asset Level                                                           BasisPoints'

$0 - $250,000,000                                                                    (redacted) bps per annum

$250,000,000 - $500,00{),000                                                 (redacted) bps per annum

$500,000,000 f                                                                          50 bps per annum

The fees are not applicable to assets invested in the Rydex Series Funds U.S. Government Money Market Fund.

1 Effective 12/01/06, the fees payable shall be (redacted)  bps to all assets in new Plans.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.
NATIONWIDE FINANCIAL SERVICES, INC.
By:           /s/Karen R.Colvin
Name: Karen R. Colvin Title: Attorney-in-Fact

RYDEX DISTRIBUTORS, INC.

RYDEX VARIABLE TRUST

By:           /s/ Carl Verboncoeur
Name: Carl Verboncoeur
Title: CEO
By:           /s/ Carl Verboncoeur
Name: Carl Verboncoeur
Title: CEO

EXHIBIT A

This Exhibit corresponds to Amendment No. 3 to the Agreement.

Affiliates and Subsidiaries:

All affiliates, subsidiaries and registered broker dealers of NFS.

Variable Accounts:

All registered and unregistered separate accounts of NFS, its affiliates and subsidiaries.

Trust/CustodialAccounts:

All trust/custodial accounts offered by NFS, its affiliates and subsidiaries, as funding vehicles to Plans.